UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 11, 2019
MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston ,TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X] Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2019, the Compensation Committee of the Board of Directors of Moleculin Biotech, Inc. ("Company") completed its annual review of executive compensation for the 2018/2019 compensation year (June 1, 2018 to May 31, 2019). After researching comparable companies and using a leading industry survey, the Compensation Committee approved the following compensation arrangements with its named executive officers for the 2019/2020 compensation year (June 1, 2019 to May 31, 2020):

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For the 2018/2019 compensation year, Walter V. Klemp, Chief Executive Officer, was granted a cash bonus award of $215,380 and was issued a 10-year option to purchase 500,000 shares of the Company's common stock, under the Company's 2015 Stock Plan, with 4-year annual vesting (i.e., one-quarter of grant vests on the first, second, third and fourth anniversary of the issuance date) and an exercise price equal the closing price of the Company's common stock on the date of approval, or $1.31 per share, and was issued 243,902 restricted stock units vesting in four equal annual installments (i.e., one-quarter of grant vests on the first, second, third and fourth anniversary of the issuance date). For the 2019/2020 compensation year, Mr. Klemp’s base compensation was increased to $500,000, his targeted cash bonus for such year was set at 50% of base compensation, and his targeted equity grant value for such year was set at $900,000; provided that the cash bonus and equity grants for the compensation year are subject to Compensation Committee approval.

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For the 2018/2019 compensation year, Jonathan P. Foster, Chief Financial Officer, was granted a cash bonus award of $121,040 and was issued a 10-year option to purchase 315,000 shares of the Company's common stock, under the Company's 2015 Stock Plan, with 4-year annual vesting (i.e., one-quarter of grant vests on the first, second, third and fourth anniversary of the issuance date) and an exercise price equal the closing price of the Company's common stock on the date of approval, or $1.31 per share. For the 2019/2020 compensation year, Mr. Foster’s base compensation was increased to $375,000, his targeted cash bonus for such year was set at 40% of base compensation, and his targeted equity grant value for such year was set at $470,000; provided that the cash bonus and equity grants for the compensation year are subject to Compensation Committee approval.

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For the 2018/2019 compensation year, Donald Picker, Chief Science Officer, was granted a cash bonus award of $100,125 and was issued a 10-year option to purchase 100,000 shares of the Company's common stock, under the Company's 2015 Stock Plan, with 4-year annual vesting (i.e., one-quarter of grant vests on the first, second, third and fourth anniversary of the issuance date) and an exercise price equal the closing price of the Company's common stock on the date of approval, or $1.31 per share. For the 2019/2020 compensation year, Dr. Picker’s base compensation was increased to $300,000, his targeted cash bonus for such year was set at 38.3% of base compensation, and his targeted equity grant value for such year was set at $100,000; provided that the cash bonus and equity grants for the compensation year are subject to Compensation Committee approval.

As part of his overall compensation package for the 2018/2019 compensation year, the Compensation Committee approved long-term incentive compensation for Mr. Klemp consisting of stock options to purchase 603,000 shares of common stock vesting over a four-year period. The Compensation Committee subsequently determined that the stock option grant exceeded the 500,000 share limit on the number of stock options that may be granted to any individual participant in a fiscal-year period under the Moleculin Biotech, Inc. 2015 Stock Plan (the "Plan"). Mr. Klemp had not exercised any of the stock options in question. Mr. Klemp and the Compensation Committee agreed the 103,000 options in excess of the limitation will be forfeited, and agreed to revise the vesting schedule for the previously issued option to provide that 150,750 options vested as of June 6, 2019, and the remaining options shall vest in three equal installments on June 6, 2020, 2021, and 2022. In order to retain the economic value of the long-term incentive compensation to Mr. Klemp, on July 11, 2019, the Compensation Committee granted Mr. Klemp 73,005 restricted stock units vesting in four equal annual installments, commencing July 11, 2020. The number of restricted stock units issued to Mr. Klemp was based on the compensation expense associated with the forfeited options and what the compensation expense of the restricted stock units would have been if issued at the time of the option grant. In this way, the aggregate value of the replacement award is expected to approximate, as closely as practicable, the value of the unfulfilled stock option awards and the original intention of the Compensation Committee. The vesting schedule of the restricted stock units is less favorable to Mr. Klemp, as vesting does not commence until July 2020. The Company determined that the financial impact of the unfulfilled awards will be treated prospectively on future vesting as the forfeiture occurs. In addition, the Company expects to recognize expense over the vesting period of the replacement award.
On July 11, 2019, the Compensation Committee agreed to modify the Company’s policy for compensating non-employee members of the Board by amending the annual option grant that is issued on the date of the annual meeting to each non-employee director that is re-elected at the annual meeting to provide for a 10-year option to purchase 50,000 shares of the Company’s common stock, with quarterly vesting and an exercise price equal the closing price of the Company’s common stock on the date of the annual meeting. On July 11, 2019, each current non-employee member of the Board was issued a one-time 10-year option grant to purchase 35,000 shares of the Company’s common stock, with quarterly vesting and an exercise price equal to the closing price on the date of issuance, or $1.31 per share.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOLECULIN BIOTECH, INC.
Date: July 12, 2019
By:    /s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

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